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                                                                 EXHIBIT 99.h.45


                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          600 West Broadway, 30th Floor
                               San Diego, CA 92101


November ____, 2005


UMB Fund Services, Inc.
803 West Michigan Street
Milwaukee, WI  53233


     RE: Schedule A to the Transfer Agency Agreement

Ladies and Gentlemen:

     This will confirm our agreement that Schedule A to the Transfer Agency Agreement between us dated March 14, 2003 is hereby amended. The full list of Funds covered by the Agreement shall be as set forth on Exhibit A hereto.

     In all other respects, the Transfer Agency Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                           Very truly yours,


                                           Deborah A. Wussow
                                           Assistant Secretary

AGREED:

UMB Fund Services, Inc.


By:
     -----------------------------

Its:
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                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                  NAME OF FUNDS


US FUNDS
U.S. Systematic Large Cap Growth
U.S. Systematic SMID Growth
U.S. Emerging Growth
U.S. Mini Cap Growth
U.S. Large Cap Value
U.S. Small Cap Value
U.S. Convertible

GLOBAL FUNDS
Global Select
International Growth
International All-Cap Growth
International Growth Opportunities
International Systematic
Emerging Markets Opportunities

FIXED INCOME FUNDS
U.S. High Yield Bond